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           Consent of Independent Registered Public Accounting Firm


We consent to the use of our report dated February 27, 2006 with respect to the consolidated financial statements of American Enterprise Life Insurance Company and to the use of our report dated March 31, 2006 with respect to the financial statements of American Enterprise Variable Annuity Account included in Post-Effective Amendment No. 20 to the Registration Statement (Form N-4, No. 333-85567) for the registration of the Wells Fargo Advantage(R) Builder Select Variable Annuity offered by American Enterprise Life Insurance Company.


                                               /s/ Ernst & Young LLP
                                               ---------------------------------
                                                   Ernst & Young LLP

Minneapolis, Minnesota
August 25, 2006